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                                                                   Exhibit 10.5

                               SUBLEASE AGREEMENT


         This Sublease Agreement (Sublease Agreement) is made as of the 19th day of May, 1997, by and between HARTFORD FIRE INSURANCE COMPANY, a Connecticut corporation, having an office at Hartford Plaza, 690 Asylum Avenue, Hartford, Connecticut 06115, Attention: Corporate Real Estate Department (Sublandlord) and HARTFORD LIFE, INC., a Delaware corporation, having an office at 200 Hopmeadow Street, Simsbury, Connecticut 06070, Attention:
General Counsel (Subtenant).

                                    RECITALS:

         A. Sublandlord is the lessee under a Sublease and Agreement, dated as of October 1, 1984 (Over-Lease) with SIMSBURY ASSOCIATES LIMITED PARTNERSHIP, successor-in-interest to Simsbury Leasing Joint Venture, as lessor (Landlord) for the Land, the Improvements and the respective easements, licenses, permits, rights and appurtenances relating to the Land and the Improvements, all as more fully described in the Over-Lease (collectively, the Premises) relating to the building and improvements known as Hartford Life Insurance Company Headquarters, located at 200 Hopmeadow Street, Simsbury, Connecticut (Building). A copy of the Over-Lease is attached hereto and made a part hereof as Exhibit A.

         B. Subtenant wishes to sublease the Premises from Sublandlord and Sublandlord agrees to do so on the following terms and conditions.

         C. Any capitalized term used herein and not otherwise defined shall have the meaning given to it in the Over-Lease.

         NOW THEREFORE, in consideration of the Recitals and the terms, covenants and conditions contained herein, the parties hereby agree as follows:

         1. PREMISES. Sublandlord hereby subleases the Premises to Subtenant, and Subtenant hereby hires the Premises from Sublandlord, commencing as of May 19, 1997, which date shall be the commencement date of the term of this Sublease Agreement (Effective Date). Except as otherwise expressly provided in this Sublease Agreement, Subtenant will perform and observe all the covenants and conditions contained in the Over-Lease on Sublandlord's part to be performed and observed (including, without limitation, that Subtenant shall be liable for all costs and expenses for which Sublandlord is responsible as lessee under the Over-Lease), which shall accrue from and after the Effective Date. As between Sublandlord and Subtenant, Subtenant's liability under the Over-Lease shall be primary.

         2. TERM. The term of this Sublease Agreement shall commence on the Effective Date, and shall end at 11:59 P.M. on the second day prior to the twenty-fifth (25th) anniversary of the commencement of the Primary Term (i.e., the term of this Sublease Agreement shall end
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at 11:59 P.M. on December 31, 2009). Any provisions of the Over-Lease to the contrary notwithstanding (including, without limitation, the provisions of paragraph 3 thereof), Subtenant shall have no option to extend the term of this Sublease Agreement.

           3. RENT. (a) Notwithstanding the amounts and dates set forth in paragraph 4 of the Over-Lease and in Schedule B of the Over-Lease, the Fixed Rent due and payable from Subtenant to Sublandlord during the term of this Sublease Agreement shall be as set forth on Exhibit B attached hereto and made a part hereof. Payments of Fixed Rent for any partial period of less than six months or one year, as the case may be (including any partial period from the Effective Date through June 30, 1997) shall be prorated on a per diem basis.

                  (b) Fixed Rent shall be payable without notice or demand, and without abatement, deduction or setoff. TIME SHALL BE OF THE ESSENCE OF EACH AND EVERY PAYMENT OF FIXED RENT HEREUNDER. Any other sums as shall become due from Subtenant to Sublandlord hereunder shall be paid within 30 days after receipt of a statement therefor from Sublandlord. Payments of Fixed Rent and such other sums as shall become due from Subtenant to Sublandlord hereunder shall all be paid to Sublandlord by wire transfer of immediately available funds to Sublandlord's bank account at Fleet National Bank, 777 Main Street, Hartford, Connecticut 06115-2000, ABA number 011900445, Account number 0139795, for "Simsbury Rent", or by such other means, or at or to such other place or account, or to such other agent, as Sublandlord may designate by notice to Subtenant. Subtenant's obligation to pay any and all sums payable hereunder shall survive the termination of this Sublease Agreement.

                  (c) Sublandlord agrees that, upon timely receipt from Subtenant of the periodic payments of Fixed Rent as and when due and payable hereunder, Sublandlord shall make timely payment to Landlord of the Rent Payments (as defined in the Over-Lease) as and when due and payable under the terms of the Over-Lease.

           4. NOTICES. All notices, demands, offers, consents, approvals, elections or other communications permitted or required to be given hereunder (a notice or notices) shall be in writing and shall be deemed given on the date of actual receipt by the party to which it is directed, notwithstanding any further direction to the attention of any individual or department; provided, however, that if notices are required by this Sublease Agreement to be sent to the attention of any individual or department, the notice shall be effective only if the envelope or wrapper in which it is sent is so addressed. Notices shall be addressed to the parties at their respective addresses set forth above. Any address or name specified above may be changed by a notice given to the addressee by the other party in accordance with this paragraph, and either party may specify by such a notice any other person or entity that is to receive copies of notices hereunder. The inability to deliver a notice because of a changed address for which no prior notice was given or
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rejection or other refusal to accept any notice shall be deemed to be the receipt of the notice as of the date of such inability to deliver or rejection or refusal to accept. Sublandlord agrees to use its reasonable efforts to give to Subtenant all notices and bills received by Sublandlord with respect to the Premises, provided, however, that such failure shall give Subtenant neither any rights of offset (unless such failure impairs Subtenant's rights hereunder or under the Over-Lease), nor any rights of termination.

           5. ALTERATIONS. If Subtenant shall desire to make any changes, alterations, office reconfigurations, additions or improvements to or within the Premises (Alterations), Subtenant shall request Sublandlord to make the Alterations. Sublandlord shall make such Alterations at the sole cost and expense of Subtenant; provided, however, if the requested Alternations are of such a nature that notification or prior approval (or both) of the Landlord is required therefor by the terms of the Over-Lease, then Sublandlord shall so notify Landlord or shall endeavor to obtain the prior written approval of Landlord (or both, as the case may be). Sublandlord's determination shall be conclusive on the parties as to whether or not the approval of Landlord is required for the Alterations. Sublandlord shall have no obligation to make any Alterations in the absence of a required approval from Landlord.

           6. NO RIGHT TO TERMINATE FOR UNECONOMIC USE DURING THE PRIMARY TERM; NO RIGHT TO PURCHASE; NO RIGHT OF FIRST REFUSAL. The rights of Sublandlord, as lessee under the Over-Lease, as set forth in paragraph 12, paragraph 13 and in paragraph 15 of the Over-Lease, are retained by Sublandlord and are not assigned to Subtenant. Any provisions of the Over-Lease to the contrary notwithstanding:
(a) Subtenant shall have no right to terminate this Sublease Agreement for any of the reasons set forth in paragraph 12 of the Over-Lease; (b) Subtenant shall have no right to purchase the interests in the Premises of Master Lessor, Landlord or Sublandlord; and (c) Subtenant shall have no right of first refusal with respect to any disposition of the interests in the Premises of Master Lessor, Landlord or Sublandlord.

           7. GROUND LEASE. (a) All rights of Subtenant and Sublandlord under this Sublease Agreement are subject to the covenants, terms and conditions of the Ground Lease. Subtenant will duly and punctually observe and perform, at its sole cost and expense, all covenants, terms and conditions imposed by the Ground Lease upon the lessee thereunder (including, without limitation, the payment of all rents and other sums), to the end that, as between Sublandlord and
Subtenant, Sublandlord shall have no responsibility for compliance with the provisions of the Ground Lease and shall be indemnified by Subtenant against all liability, loss, cost and expense resulting from non-performance thereunder. Sublandlord agrees to cooperate with Subtenant to enable Subtenant to perform its obligations under this paragraph 7, provided that Sublandlord shall not be obligated to incur any expenses or subject itself to any liabilities or obligations as a result of such cooperation.
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         (b) If any event shall occur which, pursuant to the terms of the Ground
Lease, with or without the passage of time, shall enable the lessee under the Ground Lease to terminate the same, Subtenant shall notify Sublandlord thereof within five (5) days after Subtenant shall have become aware of the occurrence thereof. Notwithstanding any such right of termination, Subtenant shall take no action so to terminate the Ground Lease and shall take such action, if any, as shall be necessary to maintain the estate of Sublandlord, Landlord and Master Lessor in the Premises.

           (c) If any event shall occur which, pursuant to the terms of the Ground Lease, with or without the passage of time, shall enable the lessor thereunder to terminate the same or to impair or restrict the rights of the lessee thereunder, Subtenant shall notify Sublandlord within five (5) days after Subtenant shall have become aware of the occurrence thereof and shall take such action, if any, as shall be necessary to maintain the rights of Sublandlord, Landlord or Master Lessor in the Premises and to enable the full enjoyment of such rights as they existed prior to such impairment or restriction. It is recognized that Sublandlord, Landlord or Master Lessor can cause a default under the Ground Lease notwithstanding Subtenant's compliance with the terms of this paragraph 7. If Sublandlord, Landlord or Master Lessor causes such a default at a time when Subtenant has otherwise fully performed its obligations under this Lease (including, without limitation, its obligation pursuant to this paragraph
7), such default shall not constitute a breach hereof, an event of default hereunder or an Event of Default under the Over-Lease.

           8. OVER-LEASE. This Sublease Agreement is subject to the Over-Lease and, except when inconsistent with the terms hereof, the terms, covenants and conditions of the Over-Lease (with appropriate changes to reflect the identities of the parties hereto) shall supplement and are made a part of this Sublease Agreement and are binding upon Subtenant and shall inure to the benefit of Sublandlord. Subtenant shall observe and perform all of the terms, covenants and conditions to be performed by Sublandlord under the Over-Lease, except when inconsistent with the terms hereof, and Subtenant further covenants and agrees not to do or suffer or permit anything to be done that would result in a default under or cause the Over-Lease to be terminated.

           9. SUBLANDLORD'S DUTIES. At the sole cost and expense of Subtenant, Sublandlord shall perform or cause to be performed, all property management services, maintenance, repairs and replacements relating to the Premises, which services shall be performed in the sole discretion of Sublandlord in accordance with generally accepted commercial standards for the management of first-class corporate headquarters office properties. Notwithstanding the foregoing, Sublandlord shall not be obligated to perform nor does it guarantee the performance of Landlord's duties under the Over-Lease. In the event of any default of Landlord, Subtenant shall send any required notices to Landlord with a copy to Sublandlord. Subtenant agrees that Sublandlord's only obligation in such event will be to join with Subtenant, at Subtenant's expense, in making demand on Landlord
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to fulfill its obligations under the Over-Lease. In no event shall Subtenant be allowed any abatement or diminution of Fixed Rent under this Sublease Agreement because of Landlord's failure to perform any of its obligations under the Over-Lease.

         10. NO AUTHORITY. Except as provided herein, Subtenant shall not have any authority to contact or make any agreement with Landlord regarding the Premises or the Over-Lease.

         11. DEFAULT. In the event of a default by Subtenant of any of the terms or obligations of this Sublease Agreement or the Over-Lease, Sublandlord shall have all the remedies provided to Landlord for default in the Over-Lease.

         12. LIABILITY AND INDEMNITY. Neither Sublandlord nor any of its agents or employees shall be liable to Subtenant, nor to any of Subtenant's agents, employees, contractors or invitees for any loss or damage to property or injury to persons resulting from any cause of whatever nature unless caused solely by the negligence of Sublandlord, its agents or employees. Subtenant shall indemnify and save harmless Sublandlord against and from all liabilities, obligations, damages, penalties, claims, costs and expenses, including, without limitation, attorneys' fees, incurred as a result of any breach by Subtenant, its agents, employees, contractors or invitees of any covenant or condition hereof or of the Over-Lease or of the negligent or improper act or omission of Subtenant, its agents, employees, contractors or invitees. Subtenant shall name Sublandlord, Landlord and Master Lessor as Additional Insureds under the policies of insurance required by the terms of the Over-Lease.

         13. ASSIGNMENT AND SUB-SUBLEASE. Any provisions of the Over-Lease to the contrary notwithstanding (including, without limitation, the provisions of paragraph 16 of the Over-Lease), Subtenant shall not assign, mortgage or encumber this Sublease Agreement or any interest herein, nor sub-sublet or suffer or permit the Premises or any part thereof to be used by others.

         14. NO REPRESENTATIONS. Neither Sublandlord nor its agents or employees have made any representations or promises with respect to the Premises and Subtenant agrees to take the Premises in "as is" condition.

         15. SUCCESSORS. The terms, covenants and conditions of this Sublease Agreement shall be binding upon and inure to the benefit of Sublandlord and Subtenant and their respective successors and, except as otherwise provided, their assigns.

         16. MODIFICATIONS. This Sublease Agreement is the entire agreement between the parties with respect to the subject matter hereof and may not be modified or amended except by an agreement in writing signed by the parties hereto.

         17. NO BROKER. Each party represents to the other that it has had no dealings, either direct or indirect, with any real estate agent or broker in connection with the subject matter hereof. Each party shall indemnify and hold harmless the other party from and against any costs,
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claims, expenses and liabilities (including, without limitation, attorneys'
fees) incurred by such other party by reason of any claim by any agent or broker claiming to have dealt with the party making the representation.

         IN WITNESS WHEREOF, the parties have executed this Sublease Agreement.

(SUBTENANT)                                       (SUBLANDLORD)
HARTFORD LIFE, INC.                                HARTFORD FIRE INSURANCE



By /s/ Lowndes A. Smith                         By /s/ Michael S. Wilder
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  Lowndes A. Smith                                 Michael S. Wilder

Its Chief Executive Officer                     Its Sr. Vice President and
    and President                                   General Counsel
    -------------------------                       ----------------------------